UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2007

Commission file number: 0-23687

STOCKGROUP INFORMATION SYSTEMS INC.
(Exact name of small business issuer as specified in its charter)

Colorado	84-1379282
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Suite 500-750 West Pender Street, Vancouver, British Columbia, V6C 2T7
(Address of principal executive offices)

(604) 331-0995
(Issuer's telephone number)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously disclosed in a Current Report on Form 8-K filed by our company on January 25, 2007, our company, together with our wholly-owned subsidiaries Stockgroup Systems Ltd. and Stockgroup Media Inc. entered into a purchase agreement with TeleCommunication Systems, Inc. and its wholly-owned subsidiary TeleCommunication Systems (Holdings) Limited, whereby our company agreed to acquire the Mobile Finance Division of TeleCommunication Systems Inc.

On January 31, 2007, we completed the acquisition described in “The Purchase Agreement” section below.

Forward Looking Statements

This discussion contains forward-looking statements based on our current expectations, assumptions, estimates and projections about our company and our industry. These forward-looking statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Factors Affecting our Business” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

All dollar amounts refer to US dollars unless otherwise indicated.

In this discussion, unless otherwise specified, all references to “common shares” refer to the common shares in our capital stock and the terms “we”, “us” and “our” mean Stockgroup Information Systems Inc., a Colorado corporation.

The Purchase Agreement

On January 24, 2007 our company entered into a formal Purchase Agreement with Stockgroup Systems Ltd. (“Stockgroup Systems”), Stockgroup Media Inc. (“Stockgroup Media”), TeleCommunication Systems, Inc. (“TCS”) and TeleCommunication Systems (Holdings) Limited (“TCS Holdings”) pursuant to which we agreed to issue to TCS 1,500,000 common shares in the capital of our company and would assume some TCS liabilities in exchange for specific assets of TCS, a MarketStream™ Distributor Agreement between Eight Black Partnership Pty. Ltd. and TCS, dated March 4, 2006 (the “Eight Black Agreement”) and all of the issued and outstanding shares of TCS Ltd. The Purchase Agreement closed on January 31, 2007.

Prior to close of the Purchase Agreement, TCS Ltd. owned all of the issued and outstanding shares of TeleCommunication Systems Benelux BV (“Benelux”), a company organized under the laws of the Netherlands. In addition, TCS Ltd. owned all of the issued and outstanding shares of TeleCommunication Systems Iberian SA (“Iberian”), a company organized under the laws of Spain.

As required by the Purchase Agreement, we paid the portion of the purchase price due at closing by issuing to TeleCommunication Systems, Inc. 1,500,000 common shares of our company at a deemed price of thirty-eight cents ($0.38) per share for a total of five hundred and seventy-thouseand dollars ($570,000.) Of this total, Five Hundred and Sixty One Thousand Dollars ($561,000.00) has been allocated to the portion of the mobile finance business acquired by Stockgroup Systems and, at closing, Stockgroup Systems issued to our company a simple demand promissory note in that amount. Of the total, Six Thousand Dollars ($6,000) has been allocated to the portion of the mobile finance business purchased by Stockgroup Media and, at closing, Stockgroup Media issued to our company a simple demand promissory note in that amount. The balance of the purchase price or Three Thousand Dollars ($3,000) has been allocated to the purchase of all of the issued and outstanding shares of the following companies in the following amounts (as we are assuming some of the liabilites of these companies):

1.	One Thousand Dollars ($1,000) to TeleCommunication Systems, Ltd. a company organized under the laws of England and Wales, UK;
2.	One Thousand Dollars ($1,000) to Benelux; and
3.	One Thousand Dollars ($1,000) to Iberian.

The purchase price may be increased by up to $500,000 in cash that may be paid on or before April 1, 2008 if gross profit from the acquired business for the fiscal year ended December 31, 2007, meets or exceeds $3,000,000. Up to $500,000 will be paid on the following basis; 50% of the Gross Profit in 2007 over $3,000,000 up to a maximum of $500,000 payable. The additional payment will be allocated on a pro rata basis similar to the original purchase price.

About the Acquired Business

The Mobile Finance Division (“MFD”) that we acquired from TeleCommunication Systems, Inc. consists primarily of the sale of a wireless service delivering financial market data, news, and limited analytics like charting and portfolio functionality. The financial data is acquired from global information companies and is distributed through mobile devices. Originally, these mobile devices consisted primarily of pagers but now includes a variety of newer more popular devices such as the Blackberry® and other mobile devices in its device delivery portfolio. This financial information has been delivered to non pager devices over the past two years under the name MarketStream™. Over the past few years, pager subscriptions have been declining as the demand for newer more current models of mobile devices have been made available and TeleCommunication Systems, Inc. has been working to convert pager customers to the newer MarketStream™ product. The current customer base is located in North America and Europe and is serviced primarily out of offices in Owings Mills, Maryland and London, UK.

Our MFD primarily serves leading wealth management, capital markets and advisory companies. These institutions and/or their employees purchase subscriptions to receive the MFD’s products. The subscription, typically one year in length, consists of software downloaded to the users’ phone or device and live streaming content service. Our prices vary by number of end users and the type of data selected. Subscriptions average approximately $180 per month for most mobile devices and $140 per month for the legacy pager business. Sales are driven primarily by interest in the financial markets.

In the operation of our new MFD, we will receive financial information from suppliers over the internet and deliver it to subscribers through our wireless platform and directly to client’s Blackberry® Enterprise Servers (BES) which sends financial information to corporate wireless devices. Adoption of mobile and smart phones continue to grow at a significant pace as investors and investment professionals use mobile devices to stay connected to the market when away from their desktops. Increasing numbers of people are using the Internet as a source of stock market information. As a result, financial content is becoming an expected standard offering for media and financial services companies. Our customers, including brokerages, banks, large news websites and other media, are encountering competitive pressures to improve their financial content offering. We believe that this market expansion continues to drive demand for the services provided by this mobile finance business.

® BlackBerry is the exclusive property and trademark of Research In Motion Limited. BlackBerry is registered with the U.S. Patent and Trademark Office and may be pending or registered in other countries.

Operations

The MFD that we have acquired has historically been conducted in North America and Europe primarily through offices in Owings Mills, Maryland and London, United Kingdom though several smaller offices are maintained in Spain and the Netherlands.

Sales have typically been obtained by targeting employees of large financial institutions such as traders and investment bankers who have a mission critical need for real-time financial market data and news. We believe that the wireless platform we have obtained with this acquisition is a business of strategic value that can be both grown organically and leveraged within our existing operation. Having a wireless platform for content delivery, including our Stockstream product, is an important part of our strategy for the growth of enterprise and retail customers. We believe that adding this wireless capability should also provide us with additional scalability in distributing our content.

MarketStream™

The MarketStream™ service provides global real-time streaming access to security prices and volume, foreign exchange rates, futures, commodities, fixed income prices as well as news and charts. MarketStream™ provides users with a high degree of flexibility for content purchased in both detail and display. Customers purchase different data feeds of financial information depending on their individual needs. MarketStream™ subscriptions can be purchased on an individual or multi-seat basis. Subscriptions average $180 for most mobile devices and $140 for the legacy pager business. We believe that the MaketStream™ product has a competitive advantage in that it is a true streaming or “real time” product vs. other “polling” applications which update every 1 to 3 seconds, this makes MarketStream™ an institutional grade product.

Customers of Mobile Finance Division

Typical MFD customers are large Tier I financial institutions which have key personnel which require real-time mobile access to financial market data. Prospects are contacted directly by the sales force from internally generated leads many of which come in through the products website. In many cases new prospects are given a two week free trial to the services. After the initial trial new customers can decide what data they wish to receive and sign up for a subscription which can be on a monthly or negotiated basis. Customers are located primarily in North America and Europe and include leading global investment banking, securities and investment management firms.

We also private label the service to an institutional global information channel partner such as Reuters®. Reuters® has announced the launch of a wireless product offering for subscribers named Reuters® Connect for customers of Reuters® Station, Reuters® Trader, or Reuters® Channel, in Q1, 2007 to allow their customers to have the Reuters® offering on their mobile device.

We also provide Hutchison Telecoms, a company focused on delivering leading communications and multimedia services, a private labeled version of MarketStream™ for their customers in Australia.

Reuters is a registered trademark of the Reuters Group of companies around the world.

Employees of TCS

The MFD currently employs a total of 12 employees and 2 independent sales representatives. The main offices are in Owings Mills, Maryland and London, United Kingdom with one-person offices in Madrid, Spain and Amsterdam, Netherlands. None of the acquired personnel were or will be considered senior management though the Owings Mills and London offices have general managers.

Business Strategy

The strategy for the MFD, while it was owned by TeleCommunication Systems, Inc., was to deliver the MarketStream™ product to institutional and professional customers. The target market has been high-end customers interested primarily in content flexibility and performance. We hope to expand the customer base by adding the acquired mobile functionality to our platform consisting of collaborative technologies, content, and financial software applications and extending our overall platform capabilities. We will be bringing our entire platform to existing customers of the MFD and bringing our new functionality to our existing and prospective customers. Our strategy will be to provide our platform to financial services, media, and channel partners on a bulk or private labeled basis. In addition, our intention is to offer a consumer product by the end of the year. We further expect that wireless delivery of new products we develop including the user generated content generated at our community StockHouse™ should increase demand from both the institutional and retail investment communities.

Sales and Marketing Strategy

We plan to sell MarketStream™ directly to financial services organizations, media companies and indirectly through reseller channels. We intend to offer third parties the ability to “private label” the products delivered from MarketStream™ under their own name while they use our platform capabilities and content. We currently have distribution agreements with several global information companies. The addition of new global information companies increases our potential market for both wireless and internet customers. We expect a significant number of new customers located in the Far East.

Supply Strategy

We outsource the management of our MFD’s wireless functionality to Imperial Software Technologies or IST®. We also license the Delta Stream® software engine through IST®. Delta Stream® acts as the wireless content manager which sits underneath our MarketStream™ software which provides the user interface and functionality. We pay a royalty to IST® for each unit of MarketStream™ and we have a non-compete agreement for the financial services marketplace. Both Delta Stream®, MarketStream™ and all the services reside on our servers located in Maryland. Our server facility / data center receives direct market feeds from suppliers which works within the Delta Stream® and MarketStream™ systems. We pay IST® a maintenance fee with additional fees for any additional customization for maintaining our servers and systems including application support. In the event of business failure by IST® the source code will be transferred to us. We currently have a copy of the source code in escrow.

® IST and Delta Stream are the exclusive property and registered trademarks of IST.

Risk Factors Affecting Our Business

We operate in a rapidly changing environment that involves numerous uncertainties and risks. The following section describes some, but not all, of these risks and uncertainties that may adversely affect our business, financial condition or results of options. This section should be read in conjunction with the audited consolidated financial statements and the accompanying notes thereto, and other parts of Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Report on Form 10-KSB filed on www.sec.gov for the year ended December 31, 2005, and other recent periodic reports. Additional factors and uncertainties not currently known to use or that we currently consider immaterial could also harm our business, operating results and financial condition.

We have a history of operating losses and we cannot predict if or when we will be profitable.

We have a history of operating losses in the past years. We currently cannot estimate if we will be profitable in fiscal 2007 or future fiscal periods. Our acquisition may increase losses in the short and medium term as integration costs and possible loss of revenue may occur. In addition, we have limited operating history upon which an evaluation of our current business and prospects can be based.

Computer equipment problems and failures could adversely affect business.

Problems or failures in Internet-related equipment, including file servers, computers and software, could result in interruptions or slower response times for our Web-based services, which could reduce the attractiveness of our Web site and financial tools to our customers and users. In addition, our customers rely on us for time-sensitive, up-to-date data that is reliably delivered. Our business is dependent on our ability to rapidly and efficiently process substantial quantities of data on our computer-based networks and systems. Should interruptions continue for an extended period we could lose significant business and our reputation could be damaged. Equipment problems and failures could result from a number of causes, including an increase in the number of users of our Web site, computer viruses, outside programmers penetrating and disrupting software systems, human error, fires, floods, power and telecommunications failures and internal breakdowns. In addition, any disruption in Internet access and data feeds provided by third parties could have a material and adverse effect on our businesses. If we experience a major disaster such as a fire, theft, or intentional destruction of our computer equipment, we cannot be certain of the extent of the disruption to our business.

We may not be able to compete successfully against current and future competitors.

We currently compete with several other companies offering similar services. Many of these companies have significantly greater financial resources, name recognition, and technical and marketing resources, and virtually all of them are seeking to improve their technology, products and services. We cannot assure that we will have the financial resources or the technological expertise to successfully meet this competition.

We are dependent on activity levels in the securities market

Our business is dependent upon the health of the financial markets as well as the financial health of the participants in those markets. Some of the financial data and information market demand is dependent on activity levels in the securities markets while other demand is static and is not dependent on activity levels. In the event that the US or international financial markets suffer a prolonged downturn that results in a significant decline in investor activity, our revenue levels could be materially adversely affected.

We depend on the ability for wireless devices to access the Internet

Historically, wireless carriers have been relatively slow to implement complex new services such as Internet-based services. Our future success depends upon a continued increase in the use of wireless devices to access the Internet and upon the continued development of wireless devices as a medium for the delivery of network-based content and services. We have no control over the pace at which wireless carriers implement these new services. The failure of wireless carriers to introduce and support services utilizing our products in a timely and effective manner could reduce sales of our products and services and seriously harm our business.

In addition, mobile handsets change very frequently requiring continued product design changes and development which may financially impact our business negatively.

We may be unable to protect the intellectual property rights upon which our business relies.

We have or may pursue certain trademarks, and we have brand names, Internet domain names, Web site designs, programs and certain subscriber lists which make up the intellectual property we view as important to our business. It may be possible for a third party to copy or otherwise obtain or use our intellectual property without authorization or to develop similar technology independently. There can also be no assurance that our business activities will not infringe upon the proprietary rights of others, or that other parties will not assert infringement claims against us, including claims that by, directly or indirectly, providing hyperlink text links to Web sites operated by third parties, we have infringed upon the proprietary rights of other third parties. Due to the global nature of the Internet, there can be no assurance that obtaining trademark protection in the United States will prevent infringements on our trademarks by parties in other countries. We have not sought or obtained any patents on our proprietary software and data processing applications.

Litigation may be necessary in the future to enforce our intellectual property rights, to protect trade secrets or patents that we may obtain, or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our future operating results.

An interruption in the supply of products and services that we obtain from third parties could cause a decline in sales of the services from our company, and products we purchase to avoid shortages may become obsolete before we can use them.

In designing, developing and supporting the data services of our company, we have relied on wireless carriers, wireless handheld device manufacturers, content providers, software providers and companies that manage some of our other services such as our internal IT operations and customer care services. These suppliers may experience difficulty in supplying us products or services sufficient to meet our needs or they may terminate or fail to renew contracts for supplying us these products or services on terms we find acceptable. Any significant interruption in the supply of any of these products or services could cause a decline in sales of our services unless and until we are able to replace the functionality provided by these products and services. We also depend on third parties to deliver and support reliable products, enhance our current products, develop new products on a timely and cost-effective basis and respond to emerging industry standards and other technological changes. In addition, we rely on the ability of our content providers to continue to provide us with uninterrupted access to the news and financial information we provide to our customers. The failure of third parties to meet these criteria, or their refusal or failure to deliver the information for whatever reason could materially harm our business and would also affect our ability to sell our products.

Our industry is a rapidly evolving market therefore our product and service offerings could become obsolete unless we respond effectively and on a timely basis to rapid technological changes.

The successful execution of our business strategy is contingent upon wireless network operators launching and maintaining mobile location services, our ability to create new software and adapt our existing software products and website to rapidly changing technologies, industry standards and customer needs. As a result of the complexities inherent in our product offerings, new technologies may require long development and testing periods. Additionally, new products may not achieve market acceptance or our competitors could develop alternative technologies that gain broader market acceptance than our products. If we are unable to develop and introduce technologically advanced products that respond to evolving industry standards and customer needs, or if we are unable to complete the development and introduction of these products on a timely and cost effective basis, our business will suffer.

The applicability to the Internet of existing laws governing issues such as intellectual property ownership and infringement, copyright, trademark, trade secret, taxation, obscenity, libel, employment and personal privacy is uncertain and developing. Any new legislation or regulation, or the application or interpretation of existing laws, may have a material adverse effect on our business, results of operations and financial condition. Additionally, modifications to our business plans or operations to comply with changing regulations or certain actions taken by regulatory authorities may increase our costs of providing our product and service offerings and materially adversely affect our financial condition.

If mobile equipment manufacturers do not overcome capacity, technology and equipment limitations, we may not be able to sell our products and services.

The wireless technology currently in use by most wireless carriers has limited bandwidth, which restricts network capacity to deliver bandwidth-intensive applications like data services to a large number of users. Because of capacity limitations, wireless users may not be able to connect to their network when they wish to, and the connection is likely to be slow, especially when receiving data transmissions. Data services also may be more expensive than users are willing to pay. To overcome these obstacles, wireless equipment manufacturers will need to develop new technology, standards, equipment and devices that are capable of providing higher bandwidth services at lower cost. We cannot be sure that manufacturers will be able to develop technology and equipment that reliably delivers large quantities of data at a reasonable price. If more capacity is not added, a sufficient market for our products and services is not likely to develop or be sustained and sales of our products and services would decline and our business would suffer.

Some mobile operators charge fees for data usage

Our wireless service is a live streaming service which uses continued bandwidth and wireless usage charges. In the event that some wireless providers do not provide unlimited data at a flat rate, this may limit our market acceptance of our product due to the cost of data service when used on a sustained basis. Some wireless providers who do offer flat rates do not allow the continuous data stream functionality on Blackberry®’s to be activated which may limit our sales.

We depend on key personnel and expect to hire additional personnel.

We depend on the continued contributions of our executive officers, sales, technical and other critical personnel to execute our business plan. Our future success will also depend in a large part upon our ability to attract and retain highly skilled management, technical engineers, sales and marketing personnel, and finance personnel. Competition for such personnel is intense and there can be no assurance that we will be able to attract and retain such personnel. The loss of the services of any key personnel, the inability to attract or retain qualified personnel in the future, or any delays in hiring required personnel, particularly technical engineers and sales personnel, could have a material adverse affect on our business, results of operations and financial condition.

We are also dependent upon the personnel acquired through our acquisition of Mobile Finance especially in the short term to transfer business knowledge. In the event that we lose any or all of these employees there may be a significant impact on our business in sales, cost, and customer service.

We may fail to support our anticipated growth in operations which could reduce demand for our services and materially adversely affect our revenue.

Our business strategy is based on the assumption that the number of customers, the amount of information they want to receive and the number of services we offer will all increase. We must continue to develop and expand our systems and operations to accommodate this growth. In addition, information technology has dropped dramatically in price over the past years and is expected to continue to drop, such that more customers will be required to maintain the same levels of revenue. The expansion and adaptation of our systems operations requires substantial financial, operational and management resources. Due to the limited deployment of our services to date, the ability of our systems and operations to connect and manage a substantially larger number of customers while maintaining superior performance is unknown. Any failure on our part to develop and maintain our wireless data services as we experience rapid growth could significantly reduce demand for our services and materially adversely affect our revenue.

We may be held liable for online information or services provided by third parties or us.

Because materials may be downloaded by the public on Internet services offered by us or the Internet access providers with whom we have relationships, and because third party information may be posted by third parties on our Web site through discussion forums and otherwise, there is the potential that claims will be made against us for defamation, negligence, copyright or trademark infringement or other theories. Such claims have been brought against providers of online services in the past. To date we have been named in at least one lawsuit in which defamation is alleged to have occurred on our Internet discussion forum called Bull Boards. The imposition of liability based on such claims could materially and adversely affect us.

Even to the extent such claims do not result in liability, we could incur significant costs in investigating and defending against such claims. The imposition on us of potential liability for information or services carried on or disseminated through our Web site could require implementation of measures to reduce exposure to such liability, which may require the expenditure of substantial resources and limit the attractiveness of services to members and users.

We post news clippings from other news Web sites on the StockHouse and SmallCapCenter Web sites with links to the source site. Most publishers currently encourage this practice, although certain publishers have requested that we cease posting their stories. We have complied with their request in each case. To the extent that a large majority of news publishers prohibit posting of their stories on our Web sites or begin charging royalty fees for such stories, our Web site traffic could decrease or our costs could increase, thereby adversely impacting our profitability.

We generally purchase data including trademarked and copy-written data that may or may not be under contract. The advancement in technologies and increased sophistication of systems is resulting in increased scrutiny of data and costs. We attempt to stay current with all vendors however the timing of identifying the vendors and costs of data may cause significant increase in cost of rates.

Our general liability insurance will not cover all potential claims to which we are exposed or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, results of operations and financial condition.

We may pursue strategic acquisitions and investments that could have an adverse effect on our business if they are unsuccessful.

As part of our business strategy, we have acquired companies and may continute to acquire companies, technologies and product lines to complement our internally developed products. In January 2007, we aquired the Mobile Finance Division of TeleCommunication Systems Inc. It is possible that the contemplated benefits of this acquisition or any future acquisitions may not materialize within the time periods or to the extent anticipated. Critical to the success of this strategy in the future and, ultimately our business as a whole, is the orderly, effective integration of acquired businesses, technologies, product lines and employees into our organization. If this integration is unsuccessful, our business will suffer. There is also the risk that our valuation assumptions and models for the acquired product or business may be overly optimistic or inaccurate if customers do not demand the acquired company’s products to the extent we expect, the technology does not function as we expect or the technology we acquire is the subject of infringement or trade secret claims by third parties.

Because our product and service offerings are sold internationally, we are subject to risks of conducting business in foreign countries.

Customers in North America, Europe and Australia have purchased our products. In addition, a portion of the revenue historically generated by our company has typically been generated outside the United States. We believe our revenue will be increasingly dependent on business in foreign countries, and we will be subject to the social, political and economic risks of conducting business in foreign countries, including:

  inability to adapt our products and services to local business practices, language, customs and mobile user preferences;
  costs of adapting our product and service offerings for foreign markets;
  inability to locate qualified local employees, partners and suppliers;
  reduced protection of intellectual property rights;
  the potential burdens of complying with a variety of U.S. and foreign laws, trade standards and regulatory requirements, including the regulation of wireless communications and the Internet and uncertainty regarding liability for information retrieved and replicated in foreign countries;
  general geopolitical risks, such as political and economic instability and changes in diplomatic and trade relations; and
  unpredictable fluctuations in currency exchange rates.

Any of the foregoing risks could have a material adverse effect on our business by diverting resources toward addressing them or by reducing or eliminating sales in such foreign countries.

Our legacy pager business is deteriorating rapidly

The business we acquired has a legacy business of providing financial information wirelessly to pager devices and represents the majority of the revenue of the company. Most customers have been with the company for years but are changing technology from pagers to other types of wireless devices. The company has seen a rapid loss of subscribers for its pager service and there can be no assurance that the company can convert the subscribers to its wireless offering for Blackberry® or other mobile platforms and devices. In addition, telecommunication companies are shutting down their pager networks and rendering the service inoperatable. We are at risk that if the countries we operate in shut down their page network we would be unable to service our pager customers.

Involvement in Certain Legal Proceedings

We are involved in various legal matters which arise from time-to-time in the ordinary course of business, none of which we believe is material to our results of operations, liquidity or financial condition at this time. We cannot reasonably estimate at this time whether a monetary settlement will be reached or predict the ultimate resolution of these legal matters.

Item 3.02 Sales of Unregistered Securities

Pursuant to a Purchase Agreement, entered into on January 24, 2007, 1,500,000 of our common shares, were issued effective January 26, 2007 to TeleCommunication Systems, Inc. at a deemed price of $0.38. These common shares are restricted from resale. The issuance of the shares was exempt from registration requirements under Section 4(2) of the Securities Act of 1933, as amended, or Regulation D of the Act, as a transaction by an issuer not involving a public offering.

The shares are offered with piggyback registration rights. If at any time Stockgroup decides to file a registration statement under the Securities Act, other than a registration on Form S-8, Stockgroup will provide the opportunity for the purchaser to register their shares for resale.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this item will be furnished by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

Exhibits

10.2	Amended Purchase Agreement as dated January 24, 2007

99.1	Press release issued February 6, 2007 as attached

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2007

Stockgroup Information Systems Inc.
(Registrant)

By: /s/ Susan Lovell

Susan Lovell
Chief Financial Officer